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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 5, 1997


                                 OMNICARE, INC.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)


       1-8269                                          31-1001351
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(Commission File Number)                     (IRS Employer Identification No.)



            50 East RiverCenter Boulevard, Covington, Kentucky 41011
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            (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (606) 291-6800
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Item 5. Other Events
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     On December 10, 1997, Omnicare, Inc. issued the following press release:

       OMNICARE COMPLETES OFFERING OF CONVERTIBLE SUBORDINATED DEBENTURES
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     CINCINNATI, OHIO, DECEMBER 10, 1997 ...Omnicare, Inc. (NYSE:OCR) today announced that it has completed the offering of $300 million of 5.0% convertible subordinated debentures due December 1, 2007 in a private offering within the United States to qualified institutional buyers and accredited investors. In addition, the initial purchasers of the debentures have elected to exercise their over-allotment option and purchase an additional $45 million in debentures bringing the total offering to $345 million.

     The debentures are unsecured, subordinated obligations, convertible into approximately 8,712,121 shares of Omnicare common stock at a conversion price of $39.60 per share, including shares sold to initial purchasers through the over-allotment option. The debentures are also non-callable by the Company for a period of three years.

     The Company intends to use the net proceeds of the offering for the repayment of bank debt under its revolving credit facility, the funding of potential acquisitions and general corporate purposes.

     The securities offered have not been registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

     Omnicare is a leading independent provider of pharmacy and related consulting services for long-term care facilities such as nursing homes, retirement centers and other institutional health care facilities. Omnicare currently provides pharmacy and related consulting services to approximately 434,000 residents in over 5,400 long-term care facilities and other institutional health care settings in 36 states.



     On December 5, 1997, Omnicare, Inc. issued the following press release:

       OMNICARE SELLS $300 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES
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    CINCINNATI, OHIO, DECEMBER 5, 1997 . . . Omnicare, Inc. (NYSE:OCR) today announced that it has sold $300 million of 5.0% convertible subordinated debentures due December 1, 2007 in a private offering within the United States to qualified institutional buyers and accredited investors and outside the United States to non-U.S. investors.

    The debentures are unsecured, subordinated obligations, convertible into approximately 7,575,758 shares of Omnicare common stock at a conversion price of $39.60 per share, excluding shares available to initial purchasers through the exercise of an over-allotment option. The debentures are also non-callable for three years.

    The Company intends to use the net proceeds of the offering for the repayment of bank debt under its revolving credit facility, the funding of potential acquisitions and general corporate purposes.

    The securities offered have not been registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy either the debentures or the common stock of Omnicare.

    Omnicare is a leading independent provider of pharmacy and related consulting services for long-term care facilities such as nursing homes, retirement centers and other institutional health care facilities. Omnicare currently provides pharmacy and related consulting services to approximately 434,000 residents in over 5,400 long-term care facilities and other institutional health care settings in 36 states.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Omnicare, Inc.
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                                           (Registrant)


Date: December 10, 1997             By: /s/ David W. Froesel, Jr.
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                                      David W. Froesel, Jr.
                                      Senior Vice President and
                                      Chief Financial Officer
                                      (Principal Financial and
                                       Accounting Officer)